Exhibit 13
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Prospectus and Statement of Additional Information and to the use of our report dated April 2, 2009, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, included in Post-Effective Amendment No. 24 to the Registration Statement (Form N-3 No. 333-08543) under the Securities Act of 1933 and related Prospectus of Transamerica Asset Allocation Variable Funds.
/s/ Ernst & Young LLP
Des Moines, Iowa
April 27, 2009

Exhibit 13
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of Transamerica Partners Asset Allocation Variable Funds on Form N-3 of our reports dated February 26, 2009, relating to the financial statements and financial highlights of Transamerica Partners Asset Allocation Variable Funds, Transamerica Partners Variable Funds and Transamerica Partners Portfolios, which appear in the 2008 Annual Report of Transamerica Partners Variable Funds and Transamerica Partners Asset Allocation Variable Funds. We also consent to the references to us under the headings “Financial Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
New York, New York
April 27, 2009